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                                                                    EXHIBIT 23.2

            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 1, 2004, in the Registration Statement (Form S-1) and related Prospectus of Bois d'Arc Energy LLC for the registration of its common stock.

                                                  /s/ Ernst & Young LLP

Dallas, Texas

October 1, 2004